UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 27, 2008

CONSOLIDATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	333-142105 (Commission File Number)	20-8317863 (IRS Employer Identification No.)

2756 N. Green Parkway, Suite 225

Henderson, NV 89014

(Address of principal executive offices)

Registrant’s telephone number, including area code  (702) 614-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

Effective March 27, 2008, Consolidation Services, Inc. (the “Company” or “CSI”) entered into a Property Agreement with Billy David Altizer, Pat E. Mitchell, Howard Prevette, William Dale Harris (collectively, the “Sellers”) and Buckhorn Resources LLC (“BR”), a Kentucky Limited Liability Company, to acquire a fifty (50%) percent equity ownership interest in BR.  BR owns approximately 10,500 acres of land with coal rights in Eastern Kentucky.  BR estimates there are approximately 269 million tons of coal of which approximately 135 million tons are mineable.  The Company also previously announced in January 2008 it had purchased an option to acquire approximately 1,000 acres of land in Eastern Kentucky with coal development rights.  It is intended that this land will be ideally suited for organic farming operations following proposed energy resource operations and planned reclamation efforts, as part of CSI’s business plan.

The purchase price is $4,200,000 payable one-half in cash and one-half in CSI common stock consisting of 1,093,750 shares valued at $1.92 per share.  The shares are subject to a lock-up/leak-out agreement permitting weekly sales of up to 21,034 shares commencing on April 1, 2009.  CSI will guarantee payment of the $2,100,000 value of the shares as long as the shares are sold in accordance with the terms of the lock-up.  Any sales proceeds in excess of $4.80 per share shall be paid to CSI.  Of the purchase price, $600,000 is payable directly to BR as a capital contribution to fund development activities on the property including title research/surveying activities and obtaining coal mining permits, all pursuant to a budget approved by the Sellers and CSI.

Closing of the transaction is scheduled to occur on or before June 1, 2008, conditioned upon negotiations and execution of a definitive purchase agreement, audited financial statements of BR, any required regulatory approvals and customary closing conditions.

CSI can use the surface rights on the first 5,200 acres for which a higher value use has not been identified at no additional charge for its organic production operations.  CSI shall have the right of first refusal on any offer made for agricultural use of any additional acres made available for organic use unless and until a higher value is determined.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

*99.1	Property Agreement dated March 27, 2008, by and among Consolidation Services, Inc. and Billy David Altizer, Pat E. Mitchell, Howard Prevette, William Dale Harris and Buckhorn Resources LLC.

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATION SERVICES, INC.

Dated: March 31, 2008

By: /s/ Johnny R. Thomas

Name:  Johnny R. Thomas

Title:  Chief Executive Officer and President

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